                                                                      EXHIBIT 21

Name                                                      State of Incorporation
----                                                      ----------------------
Barney's, Inc.                                            New York
     Barneys America, Inc.(1)                             Delaware
         Barneys America (Chicago) Lease Corp.(2)         Delaware
     BNY Licensing Corp.(1)                               Delaware
     PFP Fashions Inc.(1)                                 New York
     Barneys (CA) Lease Corp.(1)                          Delaware
     Barneys (NY) Lease Corp.(1)                          Delaware
     Basco All-American Sportswear Corp.(1)               New York


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(1) Subsidiary of Barney's, Inc.

(2) Subsidiary of Barneys America, Inc.